Exhibit 5.1

HUNTON ANDREWS KURTH LLP 600 TRAVIS, SUITE 4200 HOUSTON, TEXAS 77002-2929 TEL 713 • 220 • 4200 FAX 713 • 220 • 4285
FILE NO: 112565.0000001
June 4, 2026

VAALCO Energy, Inc.
2500 CityWest Blvd., Suite 400
Houston, Texas 77042

Re:    Common Stock of VAALCO Energy, Inc. — Registration Statement on Form S-8.

Ladies and Gentlemen:
We have acted as counsel to VAALCO Energy, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 5,775,000 shares (“Shares”) of common stock, par value $0.10 per share (“Common Stock”), of the Company, pursuant to the LTIP (as defined below). The issuance of the Shares is being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof.
In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the certificate of incorporation and bylaws of the Company, (b) the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, effective as of April 27, 2020, as amended by (i) the First Amendment thereto, effective as of June 3, 2021, (ii) the Second Amendment thereto, effective as of June 6, 2024 and the Third Amendment thereto, effective as of June 4, 2026 (such plan, as so amended, being referred to herein as the “LTIP”), (c) resolutions of the board of directors of the Company relating to the LTIP and authorizing the issuance of the Shares, (d) the Registration Statement and (e) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the

ATLANTA AUSTIN BANGKOK BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON
LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC
www.Hunton.com

VAALCO Energy, Inc.
June 4, 2026

authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (a) oral or written statements and representations of officers and other representatives of the Company and (b) statements and certifications of public officials and others.
We have also assumed that (a) all Shares issued pursuant to the LTIP will be issued in accordance with the terms of the LTIP and that at the time of such issuance, the Company will have received consideration for such Shares at least equal to the par value thereof and (b) all such Shares will be duly registered by the registrar for the Common Stock in the stock register maintained by such registrar.
Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.
Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when Shares have been issued and delivered in accordance with the terms of the LTIP, such Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.
This opinion is expressed only as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP